UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 3, 2011

MUELLER INDUSTRIES, INC. (Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150 Memphis, Tennessee		38125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(901) 753-3200

Not Applicable (Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2011, Harvey L. Karp notified Mueller Industries, Inc. (the “Company”) that he will resign as Chairman of the Company and as a member of the Board of Directors of the Company (the “Board”), effective as of December 31, 2011.  The Company is not aware of any disagreement between Mr. Karp and the Company on any matter relating to the Company’s operations, policies or practices.

Following his resignation, Mr. Karp will have the title of Chairman Emeritus and will provide consultation services to the Company in accordance with that certain Amended and Restated Consulting Agreement, dated as of October 25, 2007, by and between the Company and Mr. Karp, and as first amended on December 2, 2008.

Effective as of January 1, 2012, Alexander P. Federbush, a current independent member of the Board, will be appointed as the non-executive Chairman of the Board.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 3, 2011, the Company, upon the approval of its Board, adopted Amended and Restated By-laws (the “By-laws”), effective as of January 1, 2012.  The amendments to the By-laws are summarized below:

•	The By-laws no longer expressly provide for the Chairman of the Board or any Vice Chairman to be executive officers of the Company.

•	The By-laws no longer expressly provide for the respective offices of President and Chief Operating Officer.

A copy of the By-laws is filed herewith as Exhibit 3.1 and is incorporated by reference herein in its entirety.

Item 8.01. Other Events.

On November 3, 2011, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K, which is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits:

3.1           Amended and Restated Bylaws of the Company, effective as of January 1, 2012.

99.1         Press Release, dated November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

	By:	/s/Gary C. Wilkerson
	Name:	Gary C. Wilkerson
	Title:	Vice President, General Counsel and Secretary

Date: November 3, 2011

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company, effective as of January 1, 2012.
99.1	Press Release, dated November 3, 2011.